Exhibit 10.12

SECURITY AGREEMENT

(Deposit Accounts)

This Security Agreement (Deposit Account) (this “Agreement”) is made as of December 4, 2009, effective as of November 30, 2009, by and between WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (“Wells Park Lane”), WELLS VAF – 6000 NATHAN LANE, LLC, a Delaware limited liability company (“Wells Nathan Lane”; Wells Park Lane and Wells Nathan Lane referred to collectively as “Pledgor”), WELLS MID-HORIZON VALUE - ADDED FUND I, LLC, a Georgia limited liability company (the “Borrower”; Pledgor and Borrower are collectively referred to herein as “Obligors”), and BANK OF AMERICA, N.A., a national banking association, as successor by merger to LaSalle Bank National Association, a national banking association, as administrative agent on behalf of and for the benefit of the Lenders (as defined in the Credit Agreement) (as herein defined) (“Administrative Agent”).

1.        Grant of Security Interest.    As security for any and all Indebtedness (as defined below), each of the Obligors hereby irrevocably and unconditionally grants a security interest in and assign and transfer the Deposit Account (as defined below) to the Administrative Agent.

2.        “Indebtedness” means any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, (a) of Borrower to Administrative Agent or any of the Lenders, arising under that certain Credit Agreement dated as of June 30, 2006 among Borrower, Administrative Agent and the Lenders (as modified, the “Credit Agreement”) and any instruments, agreements or other documents of any kind or nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof), (b) of Wells Park Lane under that certain Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated January 31, 2008, executed by Wells Park Lane for the benefit of Administrative Agent, as recorded in the land records of Allegheny County, Pennsylvania, in Mortgage Book Volume 33980, Page 33 (as amended, the “Pennsylvania Mortgage”), and (c) of Wells Nathan Lane under that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated September 20, 2006, executed by Wells Nathan Lane for the benefit of Administrative Agent, as recorded in the land records of Hennepin County, Minnesota, as Document Number 4310329 (as amended, the “Minnesota Mortgage”; the Pennsylvania Mortgage and the Minnesota Mortgage collectively referred to as the “Mortgage”), and all costs, attorneys’ fees and expenses incurred by Administrative Agent and the Lenders in connection with the collection or enforcement thereof or hereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Borrower or any Pledgor under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, and including interest that accrues after the commencement by or against the Borrower or any Pledgor of any proceeding thereunder. The Administrative Agent’s books and records showing the amount of the Indebtedness shall be admissible in evidence in any action or proceeding, and shall be binding upon the Borrower and any Pledgor and conclusive for the purpose of establishing the amount of the Indebtedness, absent manifest error.

3.        Deposit Account.

(a)        For purposes of this Agreement, “Deposit Account” means collectively (i) account no. XXXX opened or to be opened by Wells Park Lane and / or the Borrower with Administrative Agent (the “Pennsylvania Operating Account”), (ii) account no. XXXX opened or to be opened by Wells Nathan Lane and / or the Borrower with Administrative Agent (the “Minnesota Operating Account”; the Pennsylvania Operating Account and the Minnesota Operating Account collectively referred to as the “Operating Account”), (iii) account no. XXXX opened or to be opened with Administrative Agent (the “Pennsylvania Bank Controlled Collateral Account”), (iv) account no. XXXX opened or to be opened with Administrative Agent (the “Minnesota Bank Controlled Collateral Account”), (v) account no. XXXX opened or to be opened with Administrative Agent (the “Pennsylvania Tax Reserve Account”), (vi) account no. XXXX opened or to be opened with Administrative Agent (the “Minnesota Tax Reserve Account”), (vii) account no. XXXX opened or to be opened with Administrative Agent (the “PA Deposit Account”), (viii) account no. XXXX opened or to be opened with Administrative Agent (the “MN Deposit Account”) and (ix) any other deposit accounts opened with Administrative Agent pursuant to the Fourth Amendment (as defined below), and any renewals or rollovers thereof, any successor or substitute deposit account(s) including, without limitation, any such deposit account as it may have been renumbered or retitled, any proceeds thereof (including without limitation any interest paid thereon), and any general intangibles and choses in action arising therefrom or related thereto.

(b)        Administration of the Deposit Account is subject to the terms and conditions of that certain Fourth Consolidated Amendatory Agreement dated on or about the date hereof among Borrower, Administrative Agent and the Lenders (the “Fourth Amendment”).

4.        Obligors’ Covenants, Warranties and Representations.    The Obligors covenant, represent and warrant that unless compliance is waived by Administrative Agent in writing:

(a)        Except as otherwise agreed by Administrative Agent in writing, one or more of the Obligor’s own the Deposit Account free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Administrative Agent and the Lenders, and will keep the Deposit Account free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except the security interest of Administrative Agent and the Lenders.

(b)        The Obligors shall, at the Obligors’ expense, take all actions necessary or advisable from time to time to maintain the first priority and perfection of said security interest and shall not take any actions that would alter, impair or eliminate said priority or perfection.

(c)        The Obligors agree to pay prior to delinquency all taxes, charges, liens and assessments against the Deposit Account, and upon the failure of the Obligors to do so, Administrative Agent at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

(d)        The Obligors’ exact legal name is correctly set forth on such Obligors’ signature page hereof. The Obligors will provide Administrative Agent with at least 30 days’ prior written notice of any change in any Obligors’ name or identity.

(e)        The Obligors are an organization of the type and (if not an unregistered entity) are incorporated in or organized under the laws of the state specified in the first paragraph above. Any Obligor shall give Administrative Agent at least 30 days’ notice before changing its type of organization, business structure or state of organization.

(f)        The Obligors’ organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on such Obligors’ signature page hereof. Any Obligor shall promptly notify Administrative Agent (i) of any change of its organizational identification number, or (ii) if the Obligor does not have an organizational identification number and later obtains one, of such organizational identification number.

5.        Certificates.    Upon the Administrative Agent’s request, the Obligors shall deliver any certificate evidencing any part of the Deposit Account to Administrative Agent, duly endorsed over to Administrative Agent as necessary.

6. Costs. All advances, charges, costs and expenses, including reasonable attorneys’ fees, actually incurred or paid by Administrative Agent in exercising any right, power or remedy conferred by this Agreement or in the enforcement hereof, shall become a part of the Indebtedness secured hereunder and shall be paid to Administrative Agent by Obligors immediately upon written demand therefor, with interest on any amounts not paid by the end of ten (10) days from demand therefor at an annual rate equal to the highest rate of interest that would be applicable to any Indebtedness secured by this Agreement. Such costs and attorneys’ fees shall include, without limitation, the allocated cost of in-house counsel.

7.        Events of Default.    Any one or more of the following shall be a default hereunder (“Event of Default”):

(a)        Any Pledgor, the Borrower or any comaker, accommodation maker, surety or guarantor of the Indebtedness or any endorser of any note or other document evidencing the Indebtedness (a “Credit Party”) fails to pay any Indebtedness when due, or breaches any other term, provision, warranty or representation of any agreement evidencing or relating to the Indebtedness and such breach is not cured within any applicable notice and cure period set forth in the Loan Documents (with any cure periods to be measured contemporaneously rather than sequentially to avoid duplication).

(b)        Any involuntary lien of any kind or character attaches to the Deposit Account.

8.        Remedies.    If an Event of Default occurs, Administrative Agent may do any one or more of the following:

(a)        Declare all Indebtedness to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an Event of Default described in Section 13.1.4 of the Credit Agreement, all Indebtedness shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

(b)        Exercise as to the Deposit Account all of the rights, powers and remedies of an owner and all of the rights, powers and remedies of a secured party under the UCC (as defined below) and any other applicable law.

(c)        Apply, without notice, any funds in any Deposit Account against the Indebtedness.

(d)        Exercise any other remedy provided under this Agreement or by any applicable law.

9.        Additional Waivers.    The Obligors waive any right to require Administrative Agent to (a) proceed against any person, (b) proceed against or exhaust any collateral, or (c) pursue any other remedy in Administrative Agent’s power; and each Pledgor waives any defense arising by reason of any disability or other defense of the Borrower or any other person, or by reason of the cessation from any cause whatsoever of the liability of the Borrower or any other person. Until the Indebtedness is paid in full, each Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Agreement, and each Pledgor waives any right to enforce any remedy which Administrative Agent now has or may hereafter have against the Borrower or against any other person and waives any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by Administrative Agent. If a Pledgor is not also a debtor with respect to a specified Indebtedness, such Pledgor authorizes Administrative Agent without notice or demand and without affecting the Pledgor’s liability hereunder, from time to time to: (a) upon agreement of Borrower, renew, extend, accelerate or otherwise change the time for payment of or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security, other than the Deposit Account, for the payment of the Indebtedness or any part thereof, and exchange, enforce, waive and release the Deposit Account or any part thereof or any such other security; and (c) release or substitute the Borrower, any other Pledgor, or any one or more of them, or any of the endorsers or guarantors of the Indebtedness or any part thereof, or any other parties thereto. Each Pledgor agrees that it is solely responsible for keeping itself informed as to the financial condition of the Borrower and of all circumstances which bear upon the risk of nonpayment or the risk of a margin call or liquidation of the collateral.

10.        Return of Collateral.    Administrative Agent may at any time deliver any collateral pledged hereby or any part thereof to any of the Obligors and the receipt of any of the Obligors shall be a complete and full acquittance for the collateral so delivered, and Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

11.        Transfer of Collateral.    Upon the transfer of all or any part of the Indebtedness as and to the extent permitted under the Credit Agreement, Administrative Agent may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of Administrative Agent hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred Administrative Agent shall retain all rights and powers hereby given.

12.        Continuing Agreement.    This is a continuing Security Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of the Obligors, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, cessation of business, dissolution or bankruptcy of the Borrower or any other event or proceeding affecting the Borrower.

13.        Continuing Powers.    Until all Indebtedness shall have been paid in full, the power of sale and all other rights, powers and remedies granted to Administrative Agent hereunder shall continue to exist and may be exercised by Administrative Agent at the time specified hereunder irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of any Pledgor or the Borrower may have ceased. The Obligors waive the benefit of any statute of limitations as applied to this Agreement.

14.        Other Rights.    The rights, powers and remedies given to Administrative Agent by this Agreement shall be in addition to all rights, powers and remedies given to Administrative Agent by virtue of any statute or rule of law. Any forbearance or failure or delay by Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Administrative Agent shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Administrative Agent.

15.        Termination.    This Agreement shall remain in full force and effect until termination of the Commitments and payment in full of all Obligations under the Credit Agreement, subject to the terms of the Credit Agreement.

16.        Miscellaneous.

(a)        The Obligors hereby authorize Administrative Agent to file one or more financing statements describing all or part of the collateral, and continuation statements, or amendments thereto, relative to all or part of the collateral as authorized by applicable law. Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether any Obligor is an organization, the type of organization and any organizational identification number issued to such Obligor. The Obligors agree to furnish any such information to Administrative Agent promptly upon request.

(b)        At the request of Administrative Agent, Obligors shall execute such other agreements, documents or instruments in connection with this Agreement as Administrative Agent may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Administrative Agent herein.

(c)        This Agreement shall be governed by and construed according to the internal laws of the State of Illinois, except as otherwise required by mandatory provisions of law and except to the extent that remedies are governed by the laws of any other jurisdiction. The Obligors hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Chicago, Illinois in any action or proceeding arising out of or relating to this Agreement, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Administrative Agent in connection with such action or proceeding shall be binding on the Obligors if sent to the Obligors by registered or certified mail at its address specified below. The Obligors agree that Administrative Agent may disclose to any prospective purchaser and any purchaser of all or part of the Indebtedness any and all information in Administrative Agent’s possession concerning the Obligors, this Agreement and the collateral.

(d)        References to “UCC” in this Agreement shall mean the Uniform Commercial Code as in effect from time to time in the state referred to in subparagraph (c) above; provided that if by mandatory provisions of law, the perfection, the effect of perfection or non-perfection, or the priority of the security interests granted in this Agreement, as well as all other security interests created or assigned as additional security for the Indebtedness under the provisions of this Agreement, in any collateral is governed by the Uniform Commercial Code as in effect in any other jurisdiction, the “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection, effect of perfection or non-perfection, or the priority of security interests. Any term used or defined in the UCC and not defined in this Agreement has the meaning given to the term in the UCC, when used in this Agreement.

(e)        This Agreement shall benefit Administrative Agent’s and the Lenders’ successors and assigns and shall bind the Obligors’ successors and assigns, except that no Obligor may assign its rights and obligations under this Agreement. This Agreement shall bind all parties who become bound as a debtor with respect to the Indebtedness.

(f)        In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

17.        WAIVER OF JURY TRIAL.    TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE OBLIGORS, ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS AGREEMENT.

18.        NOTICE OF FINAL AGREEMENT.    THIS WRITTEN SECURITY AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS SECURITY AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures begin on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized officers as of the date first above written.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., a national banking association, successor-in-interest by merger to LASALLE BANK NATIONAL ASSOCIATION, a national association, as administrative agent

By:	/s/ Lissette Rivera-Pauley
Lissette Rivera-Pauley
Vice President

[Signatures continued on following page]

Borrower’s Address:	BORROWER:

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092	WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company

Borrower’s Organization Number:	By:	Wells Investment Management Company, LLC, its Manager

		By:	/s/ Kevin A. Hoover (Seal)
Kevin A. Hoover
President

Pledgor’s Address:	PLEDGOR:

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092	WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company

Pledgor’s Organization Number:	By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its Sole Member

		By:	Wells Investment Management Company, LLC, its Manager

			By:	/s/ Kevin A. Hoover (Seal)
Kevin A. Hoover
President

Pledgor’s Address: 6200 The Corners Parkway, Suite 250,	WELLS VAF – 6000 NATHAN LANE, LLC, a Delaware limited liability company
Norcross, Georgia 30092 Pledgor’s Organization Number: 42-14831	By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its Sole Member
		By:	Wells Investment Management Company, LLC, its Manager

			By:	/s/ Kevin A. Hoover (Seal)
Kevin A. Hoover
President